Exhibit 99.1

To Fund its Growth Initiatives, Ebix Increases Credit Facility to $650 Million with the Ability to Upsize to $800 Million Via an Accordion Option

ATLANTA, GA - February 27, 2018 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today announced the expansion of its existing credit facility from $450 Million to $650 Million, to assist in funding its growth.

The $200 Million increase in the bank line was the result of many members of the existing bank group expanding their share of the credit facility and the addition of BBVA Compass and Bank of the West to the Banking Syndicate, which further diversifies Ebix’s lending group under the credit facility to ten participants.

The syndicated bank group now comprises ten leading financial institutions that include Regions Bank, PNC Bank, BMO Harris Bank, Compass Bank, Fifth Third Bank, KeyBank, Bank of the West, Silicon Valley Bank, Cadence Bank and Trustmark National Bank. Regions Bank continued to lead the banking group while serving as the administrative and collateral agent. PNC Bank and BMO Capital Markets served as co-syndication agents, BBVA Compass and Fifth Third Bank served as co-documentation agent, and Regions Capital Markets, PNC Capital Markets and BMO Capital Markets acted as joint lead arrangers and joint book runners.

The new credit facility has the following key components;

•	A 5-year term loan for $250 Million

•	A 5-year revolving credit facility for $400 Million

The new credit facility also allows for up to $150 Million of incremental facilities. As of closing, the facility interest rates will be based on a leveraged-based pricing grid.

The Company also announced that it now has access to total funds of approximately $331 Million to fund any of its working capital or any other growth and share repurchase initiatives. This includes the worldwide cash balances in the bank of approximately $85 Million in addition to available credit line of approximately $246 Million.

Robin Raina, President and CEO, Ebix Inc. said, "We are excited to have the support of ten leading financial institutions towards funding our future growth initiatives. We thank our existing eight banks that have continued to repose faith in our fundamentals, as also welcome two new banks to the expanded banking syndicate. The support of the banks has been overwhelming with the credit line commitments being oversubscribed strongly. We feel that our expanded banking syndicate comprises a world class banking group that has the capacity and intent to keep pace with our projected growth trajectory.”

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $124 Billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions’ Corporate Banking Group serves public and private companies throughout the bank’s geographic footprint as well as across the United States

Exhibit 99.1

through its Specialized Industry groups. Regions Capital Markets, a division of Regions Bank, provides products and services including syndicated loan facilities, interest rate, commodity and foreign exchange risk hedging. Operating under wholly owned subsidiaries of Regions Financial Corporation, Regions provides advisory and certain capital raising services. Regions Securities LLC serves as a broker-dealer to corporate and commercial clients, and BlackArch Partners LLC offers merger and acquisition services.

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial and healthcare industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 231,500 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, travel, pre-paid & gift cards, utility payments, etc., in an emerging country like India. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual

Exhibit 99.1

Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com